                                                                      EXHIBIT 11
                                BELLSOUTH CORPORATION
                          COMPUTATION OF EARNINGS PER SHARE


                                              For the Years Ended December 31,
                                            ------------------------------------
                                            1996           1995         1994
                                            ----           ----         ----

Earnings Per Common Share:

Income Before Extraordinary
 Losses                                   $ 2,863        $ 1,564      $ 2,160
Extraordinary Loss for
 Discontinuance of Statement
 of Financial Accounting
 Standards No. 71, net of
 tax                                          ---         (2,718)         ---
Extraordinary Loss on Early
 Extinguishment of Debt, net
 of tax                                       ---            (78)         ---
                                          -------        -------      -------
Net Income(Loss)                          $ 2,863        $(1,232)     $ 2,160
                                          -------        -------      -------
                                          -------        -------      -------

Weighted average shares
 outstanding                                  994            993          992
                                          -------        -------      -------
                                          -------        -------      -------

Earnings Per Common Share
 Before Extraordinary Losses              $  2.88        $  1.57      $  2.18
Extraordinary Loss for
 Discontinuance of Statement
 of Financial Accounting
 Standards No. 71, net of
 tax                                          ---          (2.73)         ---
Extraordinary Loss on Early
 Extinguishment of Debt, net
 of tax                                       ---          (0.08)         ---
                                          -------        -------      -------
Earnings (Loss) Per Common
 Share                                    $  2.88        $ (1.24)     $  2.18
                                          -------        -------      -------
                                          -------        -------      -------

                                                                      EXHIBIT 11
                                BELLSOUTH CORPORATION
                    COMPUTATION OF EARNINGS PER SHARE (CONTINUED)


                                            For the Years Ended December 31,
                                            --------------------------------
                                            1996           1995         1994
                                            ----           ----         ----

Primary Earnings Per Common Share:

Income Before Extraordinary
 Losses                                   $ 2,863        $ 1,564      $ 2,160
Extraordinary Loss for
 Discontinuance of Statement
 of Financial Accounting
 Standards No. 71, net of
 tax                                          ---         (2,718)         ---
Extraordinary Loss on Early
 Extinguishment of Debt, net
 of tax                                       ---            (78)         ---
                                          -------        -------      -------
Net Income(Loss)                          $ 2,863        $(1,232)     $ 2,160
                                          -------        -------      -------
                                          -------        -------      -------

Weighted average shares
 outstanding                                  994            993          992
Incremental shares from
 assumed exercise of stock
 options and payment of
 performance share awards                       2              1            1
                                          -------        -------      -------
Total Shares                                  996            994          993
                                          -------        -------      -------
                                          -------        -------      -------

Earnings Per Common Share
 Before Extraordinary Losses              $  2.87        $  1.57      $  2.18
Extraordinary Loss for
 Discontinuance of Statement
 of Financial Accounting
 Standards No. 71, net of
 tax                                          ---          (2.73)         ---
Extraordinary Loss on Early
 Extinguishment of Debt, net
 of tax                                       ---          (0.08)         ---
                                          -------        -------      -------
Earnings (Loss) Per Common
 Share                                    $  2.87        $ (1.24)     $  2.18
                                          -------        -------      -------
                                          -------        -------      -------

                                                                      EXHIBIT 11
                                BELLSOUTH CORPORATION
                    COMPUTATION OF EARNINGS PER SHARE (CONTINUED)


                                            For the Years Ended December 31,
                                            --------------------------------
                                            1996           1995         1994
                                            ----           ----         ----

Fully Diluted Earnings Per Common Share:

Income Before Extraordinary
Losses                                    $ 2,863        $ 1,564      $ 2,160
Extraordinary Loss for
 Discontinuance of Statement
 of Financial Accounting
 Standards No. 71, net of
 tax                                          ---         (2,718)         ---
Extraordinary Loss on Early
 Extinguishment of Debt, net
 of tax                                       ---            (78)         ---
                                          -------        -------      -------
Net Income(Loss)                          $ 2,863        $(1,232)     $ 2,160
                                          -------        -------      -------
                                          -------        -------      -------

Weighted average shares
 outstanding                                  994            993          992
Incremental shares from
 assumed exercise of stock
 options and payment of
 performance share awards                       2              3            1
                                          -------        -------      -------
Total Shares                                  996            996          993
                                          -------        -------      -------
                                          -------        -------      -------

Earnings Per Common Share
 Before Extraordinary Losses              $  2.87        $  1.57      $  2.18
Extraordinary Loss for
 Discontinuance of Statement
 of Financial Accounting
 Standards No. 71, net of
 tax                                          ---          (2.73)         ---
Extraordinary Loss on Early
 Extinguishment of Debt, net
 of tax                                       ---          (0.08)         ---
                                          -------        -------      -------
Earnings (Loss) Per Common
 Share                                    $  2.87        $ (1.24)     $  2.18
                                          -------        -------      -------
                                          -------        -------      -------